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                                                                    EXHIBIT 11.1

TOPRO, INC. AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER SHARE


                                                                   FOR THE SIX MONTHS ENDED
                                                                         DECEMBER 31
                                                                  ----------------------------
                                                                      1995            1996
                                                                  ------------    ------------
Primary:
     Income (loss):
          Continuing operations                                   $   (236,545)   $     (4,381)
          Discontinued operations                                     (385,380)           --
                                                                  ------------    ------------
                                                                  $    (21,925)   $     (4,381)
                                                                  ============    ============

Shares:
     Weighted number of common shares outstanding                    3,703,898       7,221,023
     Add - Dilutive effect of outstanding options and warrants
          determined by the application of the treasury stock             --              --
                                                                  ------------    ------------
                                                                     3,703,898       7,221,023
                                                                  ============    ============

Primary earnings per share:
     Continuing operations                                        $      (0.05)   $       0.00
     Discontinued operations                                      $      (0.07)   $       0.00
                                                                  ------------    ------------
                                                                  $      (0.12)   $       0.00
                                                                  ============    ============
* Less than $.01 per share

Reconciliation of net income (loss) to amount used for fully diluted computation
          Income (loss) per primary computation above
     Continuing operations                                        $   (236,545)   $     (4,381)
     Discontinued operations                                          (385,380)           --
                                                                  ------------    ------------
                                                                  $   (621,925)   $     (4,381)
Add: Interest on 9% Convertible Debenture                                 --           157,500
         Interest on 10% Senior Convertible Debenture                     --            17,500
                                                                  ------------    ------------
                                                                  $   (621,925)   $    170,619
                                                                  ============    ============

Reconciliation of weighted average number of shares outstanding to amount used for fully diluted computation:
     Weighted number of common shares outstanding                    3,703,898       7,221,023
Add: Dilutive effect of outstanding options and warrants (as
         determined by the application of the treasury stock              --         1,342,455
         Shares issuable from assumed exercise of convertible             --         3,655,721
                                                                  ------------    ------------
                                                                     3,703,898      12,219,199
                                                                  ============    ============
Fully diluted earnings per share:
     Continuing operations                                        $      (0.05)   $       0.01
     Discontinued operations                                      $      (0.07)   $       0.00
                                                                  ------------    ------------
                                                                  $      (0.12)   $       0.01(a)
                                                                  ============    ============

*     Less than $.01 per share
(a)   Effect is antidilutive, therefore not presented in statement of operations



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